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                                                                 Exhibit 99.B10


                              GARDNER, CARTON & DOUGLAS
                              SUITE 3400 - QUAKER TOWER
                                321 NORTH CLARK STREET
                            CHICAGO, ILLINOIS  60610-4795
                                    (312) 644-3000
                             TELECOPIER:  (312) 644-3381


                                  August 14, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Prudential Small-Cap Quantum Fund, Inc.
               Indefinite Number of Shares of Common Stock,
               $.001 par value per share
               -------------------------------------------

Ladies and Gentlemen:

          As counsel for Prudential Small-Cap Quantum Fund, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of its Common Stock, $.001 par value per share.

          We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Form N-1A, validly authorized and issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A, as it may be amended.

                                        Very truly yours,


                                        /s/ Gardner, Carton & Douglas

PHD/KJF/MAM/sab